SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 20, 2004

Date of Earliest Event Reported: April 19, 2004

Caremark Rx, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14200	63-1151076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

211 Commerce Street, Suite 800 Nashville, Tennessee	37201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (615) 743-6600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Explanatory Note: Caremark Rx, Inc. (the “Company”) is amending this Current Report on Form 8-K, originally filed on April 19, 2004, to remove the phrase “(in thousands)” from the introductory sentence to the table appearing in Item 5. The original filing inadvertently included this phrase; however, the numbers appearing in the table, in both the April 19, 2004 filing and this Amendment No. 1, represent absolute dollar amounts. The April 19, 2004 Current Report on Form 8-K is not being updated by this Amendment No. 1, except as specifically set forth above.

Item 5. Other Events

Institutional Shareholder Services (“ISS”) requested that the Company provide ISS with additional information about the fees that the Company paid to its independent public accountants, KPMG LLP (“KPMG”), reported in its proxy statement for its 2004 Annual Meeting of Stockholders. ISS further requested that the Company publicly disclose this information in either a Form 8-K filing or a press release. The Company provided the following information to ISS:

FEES PAID TO INDEPENDENT PUBLIC ACCOUNTANTS

The following table sets forth supplemental information concerning fees billed by KPMG in 2003:

Audit Fees	$847,961
Audit-Related Fees	28,791
Tax Fees – Preparation and Compliance	48,195
Contract and Regulatory Compliance (1)	56,741

Total Audit, Audit Related, Tax Preparation and Compliance and Contract and Regulatory Compliance	981,688

Other Non-audit Fees:
Tax Fees – Other (2)	136,973
All Other Fees (3)	747,546

Total-Other Fees	884,519

Total-Fees	$1,866,207

(1)	Contract and regulatory compliance includes $29,500 paid for agreed-upon procedures required by the contracts governing the Company’s trade receivables sales facility and $27,241 paid for reviews of the Company’s Registration Statement on Form S-4 (including amendments thereto, the “Registration Statement”) filed in connection with the Company’s acquisition of AdvancePCS. These reviews were necessary for KPMG to reissue their audit opinion with respect to the Company’s audited consolidated financial statements for the year ended December 31, 2002, which are incorporated by reference into the Registration Statement.
(2)	Tax Fees – Other includes $92,781 for tax advice with respect to the Company’s discontinued operations and $44,192 of other tax advice.
(3)	All Other Fees include $738,756 related to due diligence assistance with respect to the Company’s acquisition of AdvancePCS and $8,790 of other fees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Caremark Rx, Inc.

By:	/S/ HOWARD A. MCLURE
Howard A. McLure
Executive Vice President and
Chief Financial Officer

Date: April 20, 2004

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